Exhibit 99.1

Western Magnesium Announces Robert Ramsey Hamady

as Chief Financial Officer

WASHINGTON, D.C. – TheNewswire – March 7, 2022 – Western Magnesium Corporation (TSXV:WMG; Frankfurt-3WM; OTCQB: MLYF) (“Western Magnesium” or the “Company”) welcomes Robert Ramsey Hamady, a seasoned financial executive, to the role of Chief Financial Officer (CFO) of the Company. Mr. Hamady brings decades of experience as a finance professional with global expertise. As an investment banker, principal investor and fund manager, he has led advisory, investments, acquisitions and divestments across diverse geographies spanning North America, Latin America, Europe, the Middle East, and Africa.

Mr. Hamady will lead Western Magnesium’s global finance operations. He brings a wealth of experience to the role accumulated while executing over US$ 30 billion of successful transactions during the past 25 years. Mr. Hamady has worked with leading financial institutions including JPMorgan, Habboush Group, Lehman Brothers, Gulf Capital, and Cambridge Place Investment Management. He has transacted across diverse industries including technology, metals and mining, energy, infrastructure, manufacturing, telecom, healthcare, and others. He is an expert in global special situations, complex structuring, and financial optimization. Mr. Hamady is a proud graduate of Carnegie Mellon University with a Bachelor of Science degree.

“I am especially excited to join Western Magnesium at this time of extraordinary opportunity; the potential to revolutionize the clean, sustainable refinement of key resources is tremendously powerful and critical to our future. I believe Western Magnesium is at the precipice of delivering extraordinary value to its constituents,” said Mr. Hamady. “I am grateful for the opportunity and look forward to participating in the growth of the business via key development initiatives,” he continued.

“Mr. Hamady has joined our team at the most opportune time to lend his unparalleled financial expertise as an accomplished asset manager and advisor. He has a demonstrated track record of building and contributing to successful investment platforms and will be instrumental in our growth, including as we look forward to our listing on a major American stock exchange” said Western Magnesium Corporation’s Executive President and CEO Sam Ataya.

In connection with his appointment as Chief Financial Officer, the Board of Directors has granted Mr. Hamady 500,000 incentive stock options exercisable at a price of CDN $0.40 for a period of five years.

Western Magnesium would like to extend its gratitude to Ms. Kim Evans for her invaluable contribution as Mr. Hamady’s predecessor to the CFO leadership position.

About Western Magnesium

Western Magnesium’s goal is to be a low-cost producer of green, primary magnesium metal, a strategic commodity prized for its strength and light weight. Unlike outdated and costly production processes, Western Magnesium looks to use a continuous silicothermic process to produce magnesium, which significantly reduces labor and energy costs relative to current methods and processes, while being environmentally friendly.

Media Relations & Corporate Communications: Ashleigh Barry | abarry@westmagcorp.com | (202) 258-4453

Investor Relations: John Ulmer | julmer@westmagcorp.com | (604) 423-2709

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those currently anticipated due to a number of factors, including the Company’s dolomite reserves may not be mined because of technical, regulatory, financing or other obstacles, the market price for magnesium may make our resources uneconomic and we may not be able hire and retain skilled employees. The Company undertakes no obligation to update forward-looking information except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this news release.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described in this news release. Such securities have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and, accordingly, may not be offered or sold within the United States, or to or for the account or benefit of persons in the United States or “U.S. Persons”, as such term is defined in Regulation S promulgated under the U.S. Securities Act, unless registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from such registration requirements.

For additional information please visit our website at www.westmagcorp.com

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